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                                                                    EXHIBIT 10.7

                                PROMISSORY NOTE

$4,249,062.00                                                   PHOENIX, ARIZONA
                                                        DATED: DECEMBER 31, 1989

            FOR VALUE RECEIVED, SCHUFF STEEL COMPANY, an Arizona corporation ("Maker"), promises to pay to the order of 19th AVENUE/BUCHANAN LIMITED PARTNERSHIP, an Arizona limited partnership ("Payee"), at 420 South 19th Avenue, Phoenix, Arizona 85009 (or at such other place as the holder hereof may designate), the principal sum of Four Million Two Hundred Forty Nine Thousand Sixty Two Dollars ($4,249,062.00), together with interest computed as hereinafter provided. Principal, interest and all other sums payable hereunder are to be paid in lawful money of the United States of America.

            IN CONSIDERATION of this promissory note, the payee has cancelled and deemed to have been paid as of the date hereof the following promissory notes of the maker:

            1. Promissory Note dated June 26, 1986 in the original principal amount of One Million Fifty Thousand Dollars
                  ($1,050,000.00), the unpaid balance of which as of the date hereof is $805,000.00.

            2. Promissory Note dated March 8, 1988 in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00), the unpaid balance of which as of the date hereof is $3,444,062.00.

            PAYMENTS: The aggregate principal outstanding under this Note shall be payable in fifty three (53) initial monthly principal payments of Twelve Thousand Thirty Seven Dollars ($12,037.00), based upon an assumed three hundred fifty three (353) month amortization period, commencing on January 31, 1990 and on the last day of each and every consecutive month thereafter until May 31, 1994 ("Maturity"), at which time all remaining unpaid principal and interest, and all other amounts payable hereunder, shall be paid in full.

            INTEREST: Interest under this Note shall be payable on the unpaid balance outstanding at an annual rate of two and one-half (2-1/2) percentage points above the interest rate announced by MeraBank, A Federal Savings Bank, from time to time as its prime interest rate. Interest shall be payable monthly commencing on January 31, 1990 and on the last day of each and every consecutive month thereafter until Maturity, at which time all remaining unpaid principal and interest, and all other amounts payable hereunder, shall be paid in full.

            PREPAYMENT: Maker shall have the privilege of prepaying the unpaid principal balance of this Note, or any portion thereof, together with accrued interest thereon, at any time without premium or penalty.



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            DEFAULT: If Maker defaults in timely payment of any installment of interest due under this Note on the due date thereof, or if Maker defaults in the repayment of the entire principal balance plus accrued interest, interest shall then be computed on the entire unpaid principal balance of this Note plus accrued interest at the rate of eighteen percent (18%) per annum for the period from the date of default to the date of payment.

            NON-WAIVER: Neither the failure or any delay on the part of the holder of this Note to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other right, power or privilege.

            PRESENTMENT, ETC.: Maker and any subsequent endorser or guarantor hereof hereby waive presentment for payment, notice of nonpayment, notice of protest, protest, and notice of dishonor.

            NOTICES: Any notice which the holder of this note may desire or may be required to give to Maker shall be given by certified or registered United States mail, postage prepaid, return receipt requested, and addressed to Maker at:

                              Schuff Steel Company
                                 P.O. Box 39670
                                Phoenix, AZ 85069

Maker may change the address for notices by written notice to the holder hereof delivered at the place for payment hereof.

            COLLECTION EXPENSES: If this Note is not paid as agreed and the holder hereof undertakes collection of the indebtedness evidenced hereby, Maker agrees to pay all costs incurred by the holder in collecting the same, including reasonable attorney's fees.

            BINDING EFFECT: All the foregoing promises are the promises of Maker and shall bind Maker, its successors and assigns.

            TIME:  Time is of the essence with regard to the terms of this Note.

            ARIZONA LAW: This Note shall be construed in accordance with and governed by the laws of the State of Arizona.

                                                SCHUFF STEEL COMPANY,
                                                an Arizona corporation


                                          By:   ______________________________
                                                Its President
                                                      "MAKER"


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By its execution hereof, 19th Avenue/Buchanan Limited Partnership hereby acknowledges satisfaction in full of that certain promissory note in the original principal amount of One Million Fifty Thousand Dollars ($1,050,000.00) dated June 26, 1986, and that certain promissory note in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) dated March 8, 1988.

                                    19th Avenue/Buchanan Limited Partnership
                                          an Arizona limited partnership
                                                     "PAYEE"


                                          By:   ____________________________
                                                      General Partner

                                          By:   ____________________________
                                                      General Partner